UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 27, 2018

Date of Report (Date of earliest event reported):

TREX ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-152551	26-1754034
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 NW 10th Street Plantation, Florida	33322
(Address of principal executive offices)	(Zip code)

(954) 742-3001

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

T-REX Acquisition Corp.

9540 NW 10th Street

Plantation, Florida 33322

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

T-Rex Acquisition Corp., a Nevada corporation (the "Company") reports in this Current Report on Form 8-K a change in certifying accountants. Upon receiving notice in 2015 that Terry L. Johnson, CPA ("Johnson"), the Company’s independent PCAOB auditor, had been sanctioned and suspended by the Securities and Exchange Commission, the Company immediately terminated its relationship with Johnson. The Company has since engaged Fruci &Associates II, PLLC ("Fruci”) as its principal independent registered public accounting firm effective June 27, 2018. The decision to change its principal independent registered public accounting firm has been approved by the Company’s board of directors.

Johnson had replaced the Company’s former auditor, George Stewart, CPA (“Stewart”), effective June 27, 2014. The reports of Stewart on the Company's financial statements for fiscal years ended June 30, 2013 and 2012 (which included the balance sheet as of June 30, 2013 and the statement of operations, cash flows and stockholders' equity as of June 30, 2013), for the past fiscal year, did not contain an adverse opinion or a disclaimer of opinion, nor qualified or modified as to uncertainty, audit scope or accounting principles, other than to state that there is substantial doubt as to the ability of the Company to continue as a going concern.  During the Company’s fiscal year ended June 30, 2013 and during the subsequent period through to the date of Stewart's resignation, there were no disagreements between the Company and Stewart, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Stewart, would have caused Stewart to make reference thereto in its report on the Company’s audited financial statements.

In connection with the Company’s appointment of Fruci as the Company’s principal registered accounting firm at this time, the Company has not consulted Fruci on any matter relating to the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements during the two most recent fiscal years (June 30, 2013 and 2012) and subsequent interim period through the date of engagement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX ACQUISITION CORP.

Date: March 20, 2019	By:	/s/ Frank Horkey
	Name:	Frank Horkey
President

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